EXHIBIT 10.3

                            OSHKOSH TRUCK CORPORATION
                      1990 INCENTIVE STOCK PLAN, as amended


   Section 1.     Establishment, Purpose, and Effective
                  Date of Plan

             1.1 Establishment. Oshkosh Truck Corporation, a Wisconsin corporation, hereby establishes the "1990 INCENTIVE STOCK PLAN" (the "Plan") for key employees and for directors of the Corporation who are not employees of the Corporation or any Subsidiary. The Plan permits the grant of Stock Options and Restricted Stock.

             1.2 Purpose. The purpose of the Plan is to advance the interests of the Corporation and its Subsidiaries and promote continuity of management by encouraging and providing for the acquisition of an equity interest in the success of the Corporation by key employees and by enabling the Corporation to attract and retain the services of key employees upon whose judgment, interest, skills, and special effort the successful conduct of its operations is largely dependent. In addition, the Plan is designed to promote the best interests of the Corporation and its shareholders by providing a means to attract and retain competent directors who are not employees of the Corporation or any Subsidiary and to provide opportunities for stock ownership by such directors which will increase their proprietary interest in the Corporation and, consequently, their identification with the interests of the shareholders of the Corporation.

             1.3 Effective Date. The Plan was initially effective April 9, 1990 and was amended effective April 25, 1994, subject to subsequent approval by the holders of outstanding shares of common stock of the Corporation entitled to vote thereon at the next annual meeting of the Corporation's shareholders.

   Section 2.     Definitions; Construction

             2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

             (a) "Act" means the federal Securities Exchange Act of 1934, as amended.

             (b)  "Board" means the Board of Directors of the Corporation.

             (c) A "Change of Control" means a change in control of a nature that would be required to be reported in response to Item 6(e) of
        Schedule 14A of Regulation 14A promulgated under the Act, as amended; provided that, without limitation, such a change in control shall be deemed to have occurred (i) if any "person", as used in Section 3(a)
        (9) of the Act, other than the Corporation or any person who on the effective date hereof is a director or officer of the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing twenty-five percent (25%) or more of the combined voting power of the Corporation's then outstanding securities, or (ii) during any period of two (2) consecutive years, individuals who, at the beginning of such period, constituted the Board cease, for any reason, to constitute at least a majority thereof, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period.

             (d)  "Code" means the Internal Revenue Code of 1986, as amended.

             (e) "Committee" means the Compensation Committee of the Board, which shall consist of two (2) or more members of the Board, each of whom is a "disinterested person" within the meaning of Rule 16b-3 and each of whom qualifies as an "outside director" for purposes of
        Section 162(m) of the Code.

             (f) "Corporation" means Oshkosh Truck Corporation, a Wisconsin corporation.

             (g) "Disability" shall have the meaning assigned to the terms "total disability" or "totally disabled" in the Oshkosh Truck Corporation Long Term Disability Program for Salaried Employees, provided the Participant remains totally disabled for five (5) consecutive months.

             (h) "Fair Market Value" means the last sale price of the Stock as reported on the NASDAQ National Market System on a particular date.

             (i) "Non-Employee Director" means any member of the Board who is not an employee of the Corporation or of any Subsidiary.

             (j) "Option" means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan an Option may be either (i) an "incentive stock option" within the meaning of Section 422 of the Code or (ii) a "nonstatutory stock option."

             (k) "Participant" means any individual designated by the Committee to participate in the Plan.

             (l) "Period of Restriction" means the period during which the transfer of shares of Restricted Stock is restricted pursuant to
        Section 7 of the Plan.

             (m) "Restricted Stock" means Stock granted to a Participant pursuant to Section 7 of the Plan.

             (n) "Retirement" shall have the meaning assigned to such term in the pension plan of the Corporation.

             (o) "Rule 16b-3" means Rule 16b-3 as promulgated by the United States Securities and Exchange Commission under the Act or any successor rule or regulation thereto.

             (p) "Stock" means the Class B Common Stock of the Corporation, par value of one cent ($.01) per share.

             (q) "Subsidiary" means any present or future subsidiary of the Corporation, as defined in Section 424(f) of the Code.

             2.2 Number. Except when otherwise indicated by the context, the singular shall include the plural, and the plural shall include the singular.

   Section 3.     Eligibility and Participation

             3.1 Eligibility and Participation. Participants in the Plan shall be selected by the Committee from among those officers and other key employees of the Corporation and its Subsidiaries who, in the opinion of the Committee, are in a position to contribute materially to the Corporation's continued growth and development and to its long-term financial success. All Non-Employee Directors shall receive grants of Options as provided in Section 6A.

   Section 4.     Stock Subject to Plan

             4.1 Number. The total number of shares of Stock subject to issuance under the Plan may not exceed eight hundred twenty five thousand (825,000). The total number of shares of Stock subject to issuance pursuant to Options granted under the Plan in any five year period to any one person may not exceed 150,000. The limitations set forth in this
   Section 4.1 are subject to adjustment upon occurrence of any of the events indicated in Subsection 4.3. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock, not reserved for any other purpose.

             4.2 Unused Stock; Unexercised Rights. In the event any shares of stock are subject to an Option which, for any reason, expires or is terminated unexercised as to such shares, or any shares of Stock, subject to a Restricted Stock grant made under the Plan are reacquired by the Corporation pursuant to Subsection 7.9 or 7.10 of the Plan, such shares again shall become available for issuance under the Plan.

             4.3 Adjustment in Capitalization. In the event that any change in the outstanding shares of Stock (including an exchange of the Stock for stock or other securities of another corporation) occurs after adoption of the Plan by the Board by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change, the aggregate number of shares of Stock (or the stock or other securities that had been issued in exchange for the shares of Stock) subject to each outstanding Option, and its stated Option price, shall be appropriately adjusted by the Committee, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. In such event, the Committee shall also have discretion to make appropriate adjustments in the number and type of shares subject to Restricted Stock grants then outstanding under the Plan pursuant to the terms of such grants or otherwise. In the event of any other change in the Stock, the Committee shall in its sole discretion determine whether such change equitably requires a change in the number or type of shares subject to any outstanding Stock Option or Restricted Stock grant and any such adjustment made by the Committee shall be conclusive. Notwithstanding the foregoing, Options subject to grant or previously granted to Non-Employee Directors under the Plan at the time of any event described in this Section 4.3 shall be subject to only such adjustments as shall be necessary to maintain the relative proportionate interest of the Non-Employee Directors and preserve, without exceeding, the value of such Options.

   Section 5.     Duration of Plan

             5.1 Duration of Plan. The Plan shall remain in effect, subject to the Board's right to earlier terminate the Plan pursuant to Subsection
   10.3 hereof, until all Stock subject to it shall have been purchased or acquired pursuant to the provisions hereof. Notwithstanding the foregoing, no Option or Restricted Stock may be granted under the Plan on or after March 29, 2004.

   Section 6.     Stock Options

             6.1 Grant of Options. Subject to the provisions of Sections 4 and 5, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. Non-Employee Directors shall not be eligible to be granted Options under the Plan, except as provided in Section 6A. The Committee shall have complete discretion in determining the number of Options granted to each Participant. The Committee also shall determine whether an Option is to be an incentive stock option within the meaning of Section 422 of the Code or a nonstatutory stock option. However, in no event shall the Fair Market Value (determined at the date of grant) of Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year exceed one hundred thousand dollars ($100,000). Nor shall any incentive stock option be granted to any person who owns, directly or indirectly, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation ("Ten Percent Stockholder"). Nothing in this Section 6 of the Plan shall be deemed to prevent the grant of nonstatutory stock options in excess of the maximum established by Section 422 of the Code.

             6.2 Option Agreement. Each Option shall be evidenced by an Option agreement that shall specify the type of Option granted, the Option price, the duration of the Option, the number of shares of Stock to which the Option pertains and such other provisions as the Committee shall determine.

             6.3 Option Price. No Option granted pursuant to the Plan shall have an Option price that is less than the Fair Market Value of the Stock on the date the Option is granted.

             6.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time it is granted; provided, however, that no Option that is an incentive stock option shall be exercisable later than the tenth (10th) anniversary date of its grant, and no Option that is a nonstatutory stock option shall be exercisable more than ten (10) years and one (l) month after the date of its grant.

             6.5 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants; except that Options granted to officers, directors or Ten Percent Stockholders may not be exercised until at least six (6) months after the date of grant.

             6.6 Payment. The Option price upon exercise of any Option shall be payable to the Corporation in full either (i) in cash or its equivalent, or (ii) by tendering shares of previously acquired Stock having a Fair Market Value at the time of exercise equal to the total Option price, or (iii) by a combination of (i) and (ii). The proceeds from such a payment shall be added to the general funds of the Corporation and shall be used for general corporate purposes.

             6.7 Restrictions on Stock Transferability. The Committee may impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange upon which such shares of Stock are then listed and under any blue sky or state securities laws applicable to such shares.

             6.8 Termination of Employment Due to Death, Disability or Retirement. In the event the employment of a Participant is terminated by reason of death, Disability or Retirement, the Committee may provide in the Option agreement that any outstanding Options shall become immediately exercisable at any time prior to the expiration date of the Options or within twelve (12) months after such date of termination of employment, whichever period is the shorter. However, in the case of incentive stock options, the favorable tax treatment prescribed under Section 422 of the Code shall not be available if such options are not exercised within three
   (3) months after such date of termination due to Retirement.

             6.9 Termination of Employment Other than for Death, Disability or Retirement. If the employment of the Participant shall terminate for any reason other than death, Disability or Retirement, the rights under any then outstanding Option granted pursuant to the Plan shall terminate upon the expiration date of the Option or three (3) months after such date of termination of employment, whichever first occurs, subject to such exceptions (which shall be set forth in the Option Agreement) as the Committee may, in its sole discretion, approve.

             6.10 Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

   Section 6A.  Non-Employee Director Stock Options

             6A.1 Grant of Options. Subject to approval of amendments to the Plan by the shareholders of the Corporation as contemplated by Section 1.3, as of April 25, 1994, each Non-Employee Director at such time shall be granted a nonqualified Option to purchase 1,000 shares of Stock. Thereafter, upon the conclusion of each annual meeting of the shareholders of the Corporation, each Non-Employee Director at such time shall be granted a nonqualified Option to purchase an additional 1,000 shares of Stock.

             6A.2 Terms of Options. The right to exercise Options granted to a Non-Employee Director pursuant to this Section 6A shall accrue as to one-third (1/3) of the shares on each of the first three anniversaries of the date of grant. No partial exercise of the Options may be for less than one hundred (100) share lots or multiples thereof. The term of Options granted pursuant to this Section 6A shall expire ten years and one month from the date of grant or twelve months after the Non-Employee Director ceases for any reason to be a member of the Board, whichever occurs first. The Option exercise price shall be the Fair Market Value of the Stock on the date each Option is granted, which shall be payable to the Corporation in full upon exercise either (i) in cash or its equivalent, or (ii) by tendering shares of previously acquired Stock having a Fair Market Value at the time of exercise equal to the total Option price, or (iii) by a combination of (i) and (ii).

   Section 7.  Restricted Stock

             7.1 Grant of Restricted Stock. Subject to the provisions of Sections 4 and 5, the Committee, at any time and from time to time, may grant shares of Restricted Stock under the Plan to such Participants and in such amounts as it shall determine. Non-Employee Directors are not eligible to receive grants of Restricted Stock under the Plan. Each grant of Restricted Stock shall be in writing.

             7.2 Transferability. Except as provided in Section 7 hereof, the shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated for such period of time as shall be determined by the Committee and shall be specified in the Restricted Stock grant, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Restricted Stock grant; provided that Restricted Stock granted to officers, directors or Ten Percent Stockholders may not be sold for at least six (6) months after the date of grant.

             7.3 Other Restrictions. The Committee may impose such other restrictions on any shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

             7.4 Certificate Legend. In addition to any legends placed on certificates pursuant to Subsection 7.3 hereof, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

             "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in Oshkosh Truck Corporation's 1990 Incentive Stock Plan, rules of administration adopted pursuant to such Plan and a Restricted Stock grant dated __________ A copy of the Plan, such rules and such Restricted Stock grant may be obtained from the Secretary of Oshkosh Truck Corporation."

             7.5  Removal of Restrictions.  Except as otherwise provided in
   Section 7 hereof, shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the shares are released from the restrictions, the Participant shall be entitled to have the legend required by Subsection 7.4 removed from the Participant's Stock certificate.

             7.6 Voting Rights. During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares.

             7.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held.
   If any such dividends or distributions are paid in shares of Stock, the shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

             7.8 Termination of Employment Due to Retirement. The Committee may provide in its Restricted Stock grant that in the event a Participant terminates his or her employment with the Corporation because of Retirement, any remaining Period of Restriction applicable to the Restricted Stock pursuant to Subsection 7.2 hereof shall automatically terminate and, except as otherwise provided in Subsection 7.3, the shares of Restricted Stock shall thereby be free of restrictions and freely transferable. In the event the Restricted Stock grant does not automatically terminate such restrictions and a Participant terminates his or her employment with the Corporation because of Retirement, the Committee may, in its sole discretion, waive the restrictions remaining on any or all shares of Restricted Stock pursuant to Subsection 7.2 hereof and/or add such new restrictions to those shares of Restricted Stock as it deems appropriate.

             7.9 Termination of Employment Due to Death or Disability. The Committee may provide in its Restricted Stock grant that in the event a Participant terminates his or her employment with the Corporation because of death or Disability during the Period of Restriction, the restrictions applicable to the shares of Restricted Stock pursuant to Subsection 7.2 hereof shall terminate automatically with respect to all of the shares or that number of shares (rounded to the nearest whole number) equal to the total number of shares of Restricted Stock granted to such Participant multiplied by the number of full months which have elapsed since the date of grant divided by the maximum number of full months of the Period of Restriction. All remaining shares shall be forfeited and returned to the Corporation; provided, however, that the Committee may, in its sole discretion, waive the restrictions remaining on any or all such remaining shares either before or after the death of the Participant.

             7.10 Termination of Employment for Reasons Other than Death Disability or Retirement. In the event that a Participant terminates his or her employment with the Corporation for any reason other than those set forth in Subsections 7.8 and 7.9 hereof during the Period of Restriction, then any shares of Restricted Stock still subject to restrictions at the date of such termination shall automatically be forfeited and returned to the Corporation; provided, however, that, in the event of an involuntary termination of the employment of a Participant by the Corporation, the Committee may, in its sole discretion, waive the automatic forfeiture of any or all such shares and/or may add such new restrictions to such shares of Restricted Stock as it deems appropriate.

             7.11 Nontransferability of Restricted Stock. No shares of Restricted Stock granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution until the termination of the applicable Period of Restriction. All rights with respect to Restricted Stock granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by such Participant.

   Section 8.     Beneficiary Designation

             8.1 Beneficiary Designation. Each Participant and Non-Employee Director under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the death of the Participant or the Non-Employee Director, as the case may be, before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant or Non-Employee Director, shall be in a form prescribed by the Committee and will be effective only when filed by the Participant or Non-Employee Director in writing with the Committee during the lifetime of the Participant or Non-Employee Director. In the absence of any such designation, benefits remaining unpaid at the death of the Participant or Non-Employee Director, as the case may be, shall be paid to the estate of the Participant or Non-Employee Director, as the case may be.

   Section 9.     Rights of Employees

             9.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Corporation to terminate any Participant's employment at any time nor confer upon any Participant any right to continue in the employ of the Corporation.

             9.2 Participation. No employee shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant. The preceding sentence shall not be construed or applied so as to deny an employee any Participation in the Plan solely on the basis that the employee was a Participant in connection with a prior grant of benefits under the Plan.

   Section 10.    Administration; Powers and Duties of the Committee

             10.1 Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Corporation, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever. The grant, amount and terms of Awards to Non-Employee Directors under the Plan shall be determined as provided in
   Section 6A of the Plan.

             10.2 Change of Control. Without limiting the authority of the Committee as provided herein, the Committee, either at the time Options or shares of Restricted Stock are granted, or, if so provided in the applicable Option agreement or Restricted Stock grant, at any time thereafter, shall have the authority to accelerate in whole or in part the exercisability of Options and/or the last day of the Period of Restriction upon a Change of Control. The Option agreements and Restricted Stock grants approved by the Committee may contain provisions whereby, in the event of a Change of Control, the acceleration of the exercisability of Options and/or the last day of the Period of Restriction may be automatic or may be subject to the discretion of the Committee, depending on whether the Change of Control shall be approved by a majority of the members of the Board. If the receipt of any payment by a Participant under the circumstances described above would result in the payment by the Participant of any excise tax provided for in Section 280G and Section 4999 of the Code, then the amount of such payment shall be reduced to the extent required to prevent the imposition of such excise tax.

             10.3 Amendment, Modification and Termination of Plan. The Board may at any time terminate, and from time to time may amend or modify the Plan, provided, however, that no such action of the Board, without approval of the stockholders, may:

             (a) Increase the total amount of Stock which may be issued under the Plan, except as provided in Subsections 4.1 and 4.3 of the Plan.

             (b) Increase the total number of shares of Stock that may be issued under the Plan to any one Participant, except as provided in Subsections 4.1 and 4.3 of the Plan.

             (c) Change the provisions of the Plan regarding the Option price except as permitted by Subsection 4.3.

             (d) Materially increase the cost of the Plan or materially increase the benefits to Participants and/or Non-Employee Directors.

             (e) Extend the period during which Options or Restricted Stock may be granted.

             (f) Extend the maximum period after the date of grant during which Options may be exercised.

             (g) Change the class of individuals eligible to receive Options or Restricted Stock.

   No amendment, modification or termination of the Plan shall in any manner adversely affect any Options or Restricted Stock theretofore granted under the Plan, without the consent of the Participant.

   Section 11.    Tax Withholding

             11.1 Tax Withholding. Whenever shares of Stock are to be issued under the Plan, the Corporation shall have the power to require the recipient of the Stock to remit to the Corporation an amount sufficient to satisfy Federal, state and local withholding tax requirements prior to issuance of the certificate for shares of stock.

   Section 12.    Requirements of Law

             12.1 Requirements of Law. The granting of Options or Restricted Stock, and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

             12.2 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Wisconsin.